Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of ZIOPHARM Oncology, Inc. (formerly EasyWeb, Inc.) on Form SB-2, of our report dated February 19, 2005, appearing in the Prospectus.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP Denver, Colorado November 7, 2005